UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2012 (February 28, 2012)

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915

(Address of Principal Executive Offices)

(214) 871-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2012, Holly Energy Partners, L.P. (the “Partnership”) and its wholly owned subsidiary Holly Energy Finance Corp. (the “Co-Issuer” and together with the Partnership, the “Issuers”) and certain of the Partnership’s existing subsidiaries (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc., UBS Securities LLC, and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein (the “Initial Purchasers”), by which the Partnership and the Co-Issuer agreed to issue and sell, and the Initial Purchasers agreed to purchase, $300 million aggregate principal amount of 6.50% Senior Notes due 2020 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The sale of the Notes is expected to close on March 12, 2012, subject to customary closing conditions.

The Partnership estimates receiving net proceeds of approximately $294.5 million from this offering after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses. The Partnership intends to use a portion of the net proceeds of this offering to pay the applicable consideration, accrued and unpaid interest on the tendered notes and related fees and expenses in connection with a cash tender offer to purchase any and all of the Partnership’s outstanding 6.25% senior notes due 2015 and consent solicitation from holders of 6.25% senior notes due 2015 and to use the remainder of the net proceeds to pay all or a portion of the principal of the two promissory notes with an aggregate outstanding principal amount of $72.9 million that were issued to wholly-owned subsidiaries of HollyFrontier Corporation in connection with the acquisition of certain pipeline, tankage, loading rack and crude receiving assets located at HollyFrontier Corporation’s El Dorado and Cheyenne refineries and to repay indebtedness under the Partnership’s revolving credit agreement.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Partnership, Co-Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities.

A copy of the Purchase Agreement is filed herewith as Exhibit 10.1. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated February 28, 2012, among Holly Energy Partners, L.P., Holly Energy Finance Corp., and each of the guarantors party thereto and Citigroup Global Markets Inc., UBS Securities LLC, and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its General Partner

	By:	Holly Logistic Services, L.L.C., its General Partner

		By:	/s/ Bruce R. Shaw
Name: Bruce R. Shaw Title: Senior Vice President and Chief Financial Officer

Date: March 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated February 28, 2012, among Holly Energy Partners, L.P., Holly Energy Finance Corp., and each of the guarantors party thereto and Citigroup Global Markets Inc., UBS Securities LLC, and Wells Fargo Securities, LLC, as representatives of the initial purchasers named therein

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